Exhibit 99.1

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Investor Relations
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TeleTech Reports Second Quarter 2004 Financial Results
Revenue Up 10.3 Percent and Operating Income Increases $28.4 Million Over Prior Year Quarter

Denver, Colo., August 4, 2004 – TeleTech Holdings, Inc. (Nasdaq: TTEC), a leading global provider of customer management and business process outsourcing solutions, today announced second quarter 2004 financial results. The company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2004.

	Second Quarter		Second Quarter
	2004		2003
Revenue	$264.7	M	$240.0	M
Operating income (loss)	$14.5	M	$(13.9)	M
Operating margin	5.5%		(5.8)%

GAAP EPS	$0.03		$(0.59)
Non-GAAP EPS *	$0.09		$(0.59)

*	See reconciliation below

Second quarter highlights include:

•	Income from operations was $14.5 million for the second quarter 2004, up $28.4 million from a negative $(13.9) million for the year ago quarter and up $9.6 million from operating income of $4.9 million in the first quarter 2004. This improvement is primarily a result of the company’s ongoing initiatives to grow new and existing client relationships, improve profitability on certain client programs, focus on performance-based pricing, and achieve global cost reduction goals. Additional information regarding comparability to the year ago quarter is included in the company’s second quarter 2004 Form 10-Q.

•	The company successfully completed its previously announced plans to reduce lender indebtedness by approximately $50 million and entered into a new $100 million revolving credit facility. As previously announced, this resulted in a one-time, $7.6 million debt restructuring charge in the second quarter 2004 and is expected to result in future annualized net, pre-tax interest expense savings of approximately $5 million per year.

•	Ending the quarter with cash and cash equivalents of $80.4 million, placing TeleTech in a net positive cash position of $7.8 million, calculated as cash and cash equivalents less total debt.

•	Continuing the company’s investment in its sales and solutions infrastructure. TeleTech recently completed the alignment of its North American business units to focus on the commercial, communications, financial services, government, and healthcare industries and hired several key executives to lead these business efforts.

EXECUTIVE COMMENTARY
 Kenneth Tuchman, chairman and chief executive officer, said, “The solid second quarter results reflect our ongoing efforts to drive profitable growth, and the global efforts of our employees and their commitment to our profit improvement plan. I believe a majority of the operational and organizational blocking and tackling are behind us, and while there are still initiatives underway to improve future financial performance, we can now focus more energy on revenue growth and diversification along with continued investment in our sales and solutions efforts. With the alignment of our industry business leaders recently completed, our primary focus is pursuing new client opportunities, developing and launching new offerings, and achieving the second phase of our cost reduction initiatives.”

Commenting on the company’s results, Dennis Lacey, chief financial officer, said, “We are pleased to see our previously announced plans to improve profitability take hold in the second quarter. Those efforts have been underway for the last twelve months and include ‘get well’ plans for under-performing client programs, a multi-phase cost reduction initiative, reducing long-term debt by nearly $50 million, and the modification of global incentive plans to focus on pay for performance metrics. Today, we are announcing that the second phase of our cost reduction plan is expected to result in $20 million of annualized savings to be fully realized in 2005. We believe the majority of this target will be achieved by the end of 2004. One element of this plan is the $5 million reduction in future annualized net interest expense from our recently completed debt reduction plan. Other aspects of the plan include our continued focus on improving results on a program-by-program basis, enhancing productivity in our customer management centers, and achieving further reductions in other operating costs.”

NON-GAAP FINANCIAL MEASURE
 Pursuant to Regulation G as promulgated by the Securities and Exchange Commission, the schedule below provides a reconciliation of TeleTech’s second quarter 2004 earnings per share, as reported under U.S. Generally Accepted Accounting Principles (GAAP), to earnings per share excluding special items (Non-GAAP).

	Second Quarter 2004
GAAP net income	$2.1	M
Plus: one-time, pre-tax debt restructuring charge	$7.6	M
Less: income tax benefit from one-time debt restructuring charge	$(2.9)	M
Non-GAAP net income	$6.8	M
Diluted shares outstanding	75,260,000

Non-GAAP earnings per diluted share	$0.09

These Non-GAAP financial measures should be used in addition to, but not as a substitute for, the company’s comparable GAAP measures. They are presented because TeleTech’s management uses this information when evaluating current results of operations, and believes this information provides the users of the financial statements with a useful comparison of TeleTech’s current results of operations with past and future periods.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.TeleTech.com.

CONFERENCE CALL

TeleTech executive management will hold a conference call to discuss second quarter 2004 financial results on Thursday, August 5, 2004, at 9:00 a.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.TeleTech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Thursday, August 19, 2004.

ABOUT TELETECH

TeleTech is a global leader of integrated customer solutions and business process outsourcing designed to help clients acquire, grow, and retain profitable relationships with their customers. TeleTech strengthens customer relationships for its clients by providing a combination of technologies, processes, and professional services. Headquartered in Denver, Colo., TeleTech’s worldwide capabilities are supported by more than 33,000 professionals in North America, Latin America, Asia-Pacific, and Europe. For additional information, visit www.TeleTech.com.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause TeleTech’s and its subsidiaries’ actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: under U.S. generally accepted accounting principles, the revenues, expenses, and profits associated with the launch of new client agreements may be expensed up front or deferred over the life of the client contract, and, accordingly, the profitability of these agreements may be disproportionately skewed toward later periods; the possibility of the company’s Database Marketing and Consulting segment not returning to historic levels of profitability; greater than anticipated competition in the customer care market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing significant client relationships, or early termination of a client agreement; the company’s ability to close new business in 2004 and fill excess capacity; consumers’ concerns or adverse publicity regarding the products of the company’s clients; higher than anticipated start-up costs or lead times associated with new ventures or business in new markets; execution risks associated with performance-based pricing metrics in certain client agreements; execution risks associated with achieving targeted annualized cost reductions; the company’s ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with attracting and retaining cost-effective labor at the company’s customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which the company operates; changes in accounting policies and practices promulgated by standard setting bodies; and, new legislation or government regulation that impacts the customer care industry.

Please refer to the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended 2003 and other more recent SEC filings, for a detailed discussion of factors discussed above and other important factors that may impact the company’s business, results of operations, financial condition, and cash flows. The company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.

# # #

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

Three months ended	Six months ended
June 30,	June 30,
2004	2003	2004	2003
Revenues	$264,748	$239,995	$530,876	$485,784
Operating expenses:
Costs of services	194,269	186,566	396,681	376,467
Selling, general & administrative	38,777	(1)	44,122	(6)	79,744	(1)	80,354	(6)
Depreciation and amortization	14,206	14,489	30,188	27,863
Impairment loss	2,641	(2)	6,955	(7)	2,641	(2)	6,955	(7)
Restructuring charges, net	322	(3)	1,741	(8)	2,164	(5)	1,153	(10)

Total operating expenses	250,215	253,873	511,418	492,792

Operating Income (Loss)	14,533	(13,878)	19,458	(7,008)
Other expense	(1,223)	(5,011)	(2,490)	(6,918)
Debt restructuring charges	(7,646	)(4)	—	(7,646	)(4)	—

Income (Loss) Before Income Taxes	5,664	(18,889)	9,322	(13,926)
Income tax expense	3,653	24,520	(9)	5,908	26,456	(9)

Income (Loss) before Minority Interest	2,011	(43,409)	3,414	(40,382)
Minority interest	42	(291)	248	(553)

Net Income (Loss)	$2,053	$(43,700)	$3,662	$(40,935)

Basic Earnings (Loss) Per Share	$0.03	$(0.59)	$0.05	$(0.55)

Diluted Earnings (Loss) Per Share	$0.03	$(0.59)	$0.05	$(0.55)

Operating Margin	5.5%	(5.8)%	3.7%	(1.4)%
Net Income Margin	0.8%	(18.2)%	0.7%	(8.4)%
Effective Tax Rate	64.5%	(129.8)%	63.4%	(190.0)%
Weighted Average Shares
Basic	74,519	74,157	74,794	74,137
Diluted	75,260	74,157	75,892	74,137

Notes:

1.	Includes a $1.9 million reversal of part of the estimated sales or use tax liability related to the Database Marketing and Consulting segment.

2.	Represents a $2.6 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

3.	Represents a $0.2 million charge related to a reduction in force, and a $0.1 million charge related to revised estimates of restructuring charges.

4.	Represents a $7.6 million one-time charge related to restructuring of the Company’s debt facilities including a make-whole payment.

5.	Represents the $0.3 million charge described in Note 3 above, in addition to a $1.6 million charge related to a reduction in force, a $(0.2) million benefit related to revised estimates of restructuring charges, and a $0.4 million charge related to a facility exit charge in connection with SFAS No. 146.

6.	Includes a $3.3 million accrual for an estimated sales or use tax liability related to the Database Marketing and Consulting segment.

7.	Represents a $7.0 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

8.	Represents a $1.0 million charge related to a reduction in force, a $0.9 million charge related to facility exit charges in connection with SFAS No. 146, and a $(0.2) million benefit related to revised estimates of restructuring charges from 2002.

9.	Includes a $27.5 million charge for the impairment of deferred tax assets and other income tax corrections.

10.	Represents the $1.7 million charge described in Note 8 above, in addition to a $(0.6) million benefit related to revised estimates of restructuring charges.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,413	$141,687
Accounts receivable, net	166,009	145,132
Other current assets	28,367	32,730

Total current assets	274,789	319,549
Property and equipment, net	136,971	148,690
Other assets	77,859	83,035

Total assets	$489,619	$551,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$116,189	$137,039
Line of credit	64,200	39,000
Senior notes	—	63,000
Other noncurrent liabilities	18,887	14,064
Minority interest	8,731	9,354
Total stockholders’ equity	281,612	288,817

Total liabilities and stockholders’ equity	$489,619	$551,274

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2004	2003	2004	2003
Cash flow from operating activities:
Net income (loss)	$3,662	$(40,935)	$2,053	$(43,700)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	30,188	27,863	14,206	14,489
Other	(17,103)	3,305	(25,344)	34,821

Net cash provided by (used in ) operating activities	$16,747	$(9,767)	$(9,085)	$5,610

Total Capital Expenditures	$20,343	$58,291 (1)	$8,477	$11,709

Free Cash Flow	$(3,596)	$(68,058)	$(17,562)	$(6,099)

Notes :

1.	Total capital expenditures for the six months ended June 30, 2003 include the purchase of TeleTech’s corporate headquarters building for $38.2 million.